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                                                                    Exhibit 3.23

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                        CONTINENTAL MEDIA SERVICES CORP.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                     ******

     WE, THE UNDERSIGNED DAVID J. CONNOR AND JACK B. TALSKY, being respectively the Vice President and the Secretary of CONTINENTAL MEDIA SERVICES CORP., hereby certify:

     FIRST: The name of the corporation is CONTINENTAL MEDIA SERVICES CORP. The name under which the corporation was formed was CARROLS OKLAHOMA CINEMAS, INC.

     SECOND: The certificate of incorporation of said corporation was filed by the Department of State on the 20th day of June, 1974.

     THIRD: The certificate of incorporation is amended by changing the Article thereof numbered "1" so that, as amended said Article shall be and read as follows:
"The name of the corporation is 'Carrols Media Services Corp.'"

     FOURTH: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     IN WITNESS WHEREOF, we have signed this certificate on the 15th day of December, 1976, and we affirm the statements contained herein as true under penalties of perjury.


                                                 /s/ David J. Connor
                                                 -------------------------------
                                                 DAVID J. CONNOR, VICE PRESIDENT


                                                 /s/ Jack B. Talsky
                                                 -------------------------------
                                                 JACK B. TALSKY, SECRETARY